Exhibit 10.31

Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ROUNDTABLE RESEARCH AGREEMENT

THIS AGREEMENT effective this 16 day of June, 2016, by and between NANOFLEX POWER CORPORATION (hereinafter “Sponsor”) and the REGENTS OF THE UNIVERSITY OF MICHIGAN, a non-profit educational institution of the State of Michigan (hereinafter “University”).

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for both Sponsor and University through inventions, improvements, and discoveries;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree to the following:

ARTICLE 1 - DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 “Project” shall mean the research project described in ORSP 16-PAF06416 under the direction of Stephen Forrest as Project Director entitled “GaAs Research and Development” attached hereto as Appendix A.

1.2 “Contract Period” is from May 1, 2016, through April 30, 2017, unless earlier terminated pursuant to this Agreement. The parties may agree to extend the Project into years 2 and 3 pursuant to Appendix A by entering into a modification pursuant to Article 13 hereof.

1.3 “Copyrightable Material” shall mean any material or other property that is or may be copyrightable or otherwise protectable under Title 17 of the United States Code.

1.4 “Invention” shall mean any discovery that is or may be patentable or otherwise protectable under Title 35 of the United States Code.

1.5 “Project Intellectual Property” shall mean all Copyrightable Material, Inventions, trade secrets, data, computer software, and know-how conceived or made in the performance of the Project.

1.6 “University Project Intellectual Property” shall mean all Project Intellectual Property made by University personnel.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

1.7 “Sponsor Project Intellectual Property” shall mean all Project Intellectual Property made by Sponsor personnel without the use of University facilities, resources, equipment or funds.

1.8 “Joint Project Intellectual Property” shall mean all Project Intellectual Property made jointly by University personnel and Sponsor personnel, or made solely by Sponsor personnel using University facilities, resources, equipment or funds.

ARTICLE 2 - RESEARCH WORK

2.1 University and Sponsor shall use reasonable efforts to perform and complete the Project in accordance with the terms and conditions of this Agreement.

2.2 University shall not knowingly incorporate or utilize in the performance of the Project any third party intellectual property that would affect any rights granted to Sponsor hereunder.

2.3 In the event that the Project Director becomes unable or unwilling to continue Project, and a mutually acceptable substitute is not available, each of University or and Sponsor shall have the option to terminate the Project upon written notice.

2.4 University represents that neither the University nor the Project Director has any agreement with any third party that would prevent it/him from fulfilling obligations or granting rights to Sponsor as provided in this Agreement.

ARTICLE 3 - REPORTS AND CONFERENCES

3.1 Sponsor shall be given access to data from the Project as it is collected. Written program reports shall be provided by University to Sponsor monthly and a final report shall be submitted by University to Sponsor upon completion of the testing described in the Project.

3.2 During the term of this Agreement, representatives of University shall meet with representatives of Sponsor upon reasonable request at times and places mutually agreed upon to discuss the progress and results as well as ongoing plans, or changes therein, of the Project to be performed hereunder.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 4 - COSTS, BILLINGS, AND OTHER SUPPORT

4.1 It is agreed that total costs to Sponsor hereunder shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) as described in Appendix A. University may rebudget within this total as reasonable and necessary.

4.2 Sponsor shall pay in advance promptly upon full execution of the Anticipated Amendment, one quarter of the annual agreed to cost (“Advance Payment”). On or as near the first day of each calendar quarter thereafter, University shall provide Sponsor with an itemized invoice for the prior calendar quarter for actual charges incurred by the University. University shall deduct that amount of the invoice from the Advance Payment. Upon receipt of invoice, Sponsor shall pay invoiced amount so as to bring the Advance Payment held by University back to the level of one quarter of the annual agreed to cost. Any portion of the Advance Payment that has not been used for actual charges incurred by the University during the Contract Period shall be returned to Sponsor within sixty (60) days.

4.3 University shall retain title to any equipment purchased with funds provided by Sponsor under this Agreement. Equipment so purchased shall be described generally in monthly reports and itemized specifically in each invoice submitted by University to Sponsor pursuant to Section 4.1.

4.4 In the event of early termination of the Project by Sponsor pursuant to this Agreement, Sponsor shall pay all costs accrued by University as of the date of termination, including non-cancelable obligations, which shall include all non-cancelable contracts and fellowships or postdoctoral associate appointments called for in Project, incurred prior to the date of notice of termination. After non-early termination, any obligation of Sponsor for fellowships or postdoctoral associates shall end. University shall use its best efforts to terminate cancelable obligations and mitigate non-cancelable obligations upon notice of termination.

ARTICLE 5 - PUBLICITY

Sponsor will not use the name of University, nor of any member of University’s Project staff, in any publicity, advertising or news release without the prior written approval of an authorized representative of University. University will not use the name of Sponsor, or any employee of Sponsor, in any publicity, advertising or news release without the prior written approval of an authorized representative of Sponsor. Nothing herein shall restrict either party’s right to disclose the existence of this Agreement, the identity of the parties, or the nature and scope of the Project. University’s authorized representative for purposes of this approval is the Director of Research Administration or his designee; Sponsor’s authorized representative for purposes of this approval shall be any corporate officer of Sponsor.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 6 - PUBLICATIONS

Sponsor recognizes that under University policy, the results of the Project must be available for publication and agrees that researchers engaged in Project shall be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Project, provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation for review at least one month in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor shall have one month after receipt of said copies, to object to such proposed presentation or proposed publication because there is patentable subject matter that needs protection or because Confidential Information disclosed pursuant to Article 14, below, is contained therein. In the event that Sponsor makes such objection, said researcher(s) shall refrain from making such publication or presentation for a maximum of four months from date of receipt of such objection in order for University to file patent application(s) with the United States Patent and Trademark Office or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation. University shall comply with Sponsor’s request to delete Confidential Information from any such proposed publication or presentation.

ARTICLE 7 - INTELLECTUAL PROPERTY

7.1 Title to any Inventions first conceived and reduced to practice by University personnel in the performance of the work funded under this Agreement shall vest in University. All such Inventions and any patents or patent applications relating thereto will, upon creation, automatically be included within the “Patent Rights” exclusively licensed to Sponsor under the Amended License Agreement by and among Princeton University, the University of Southern California, the Regents of the University of Michigan, and Global Photonic Energy Corporation and all existing and subsequent amendments thereto (“Amended License Agreement”).

7.2 University shall promptly provide a complete written disclosure for each and every Invention first conceived and reduced to practice in the performance of the work funded under this Agreement. All such Inventions shall automatically become subject to the Amended License Agreement. University shall provide timely input for the preparation and filing of intellectual property protection for Invention disclosures made to Sponsor under this Agreement.

7.3 Title to any Inventions first conceived jointly by personnel from University and Sponsor shall vest jointly in the names of University and Sponsor as appropriate, and shall be subject to the Amended License Agreement.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

7.4 Ownership. All rights, title and interest to University Project Intellectual Property shall belong to University. All rights, title and interest to Sponsor Project Intellectual Property shall belong to Sponsor. All rights, title and interest to Joint Project Intellectual Property shall belong jointly to University and Sponsor. Determination of inventorship of Project Intellectual Property shall be made in accordance with the rules of inventorship under United States patent law.

7.5 Notification. University will notify Sponsor in writing of any University Project Intellectual Property or Joint Project Intellectual Property after a written invention disclosure is received by the University of Michigan Office of Technology Transfer. Sponsor will notify University in writing of any Joint Project Intellectual Property promptly after it receives a written disclosure thereof.

7.6 Joint Project Intellectual Property. If Sponsor does not exclusively license University’s interests in any Joint Project Intellectual Property, the parties shall upon the request of either party, negotiate in good faith to reach agreement on the joint management of such Joint Project Intellectual Property, including the patenting and commercialization thereof. In the absence of the parties entering into such an agreement, each party may exploit or license its own interest in the Joint Project Intellectual Property without accounting to the other and either may apply for patent protection, provided that all such applications must be joint and the filing party will bear all costs and will include the non-filing party on all communications with the patent office.

7.7 No Rights Granted in Pre-existing or Other Intellectual Property. Nothing contained in this Agreement shall be deemed by implication, estoppel or otherwise to grant Sponsor any rights in any Inventions, Copyrightable Material, improvements, discoveries, trade secrets, data or know-how conceived or made (a) prior to the effective date of this Agreement which are owned or controlled by University and may be used in the performance of the Project or (b) after the effective date of this Agreement and not made in the performance of the Project except as otherwise provided in the applicable Sponsored Research Agreements under the Amended License Agreement.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 8 - TERM AND TERMINATION

8.1 This Agreement shall become effective upon the date first written above and shall continue in effect for the full duration of the Contract Period. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions that the parties reduce to writing and sign. Either party may terminate this agreement upon thirty (30) days prior written notice to the other.

8.2 In the event that either party commits any material breach of or default in any of the terms or conditions of this Agreement, and fails to remedy such default or breach within ninety (90) days after receipt of written notice thereof from the other party, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party. Such termination shall be effective as of the date of the receipt of such notice.

8.3 No termination of this Agreement, however effectuated, shall release the parties from their rights and obligations accrued prior to the effective date of termination.

ARTICLE 9 - INDEPENDENT CONTRACTOR

9.1 University shall be deemed to be and shall be an independent contractor and as such University shall not be entitled to any benefits applicable to employees of Sponsor.

9.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

ARTICLE 10 - INSURANCE AND INDEMNIFICATION

10.1 University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees, and agents while acting within the scope of their employment by University. University has no liability insurance policy as such that can extend protection to any other person.

10.2 Each party hereby assumes any and all risks of bodily injury, including death and property damage attributable to the negligent acts or omissions of that party and the officers, employees, and agents thereof.

10.3 Sponsor understands that the University is an educational institution created under Article 8, Section 5 of the Michigan Constitution and operated pursuant to authority conferred by the State of Michigan. As a state institution the University is prohibited from lending the credit of the state pursuant to Article 9 of the Michigan Constitution. Sponsor acknowledges that this Agreement does not confer upon Sponsor any right of claim of indemnification by the University, either express or implied.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 11 - GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without reference to such state’s conflicts of laws principles.

ARTICLE 12 - ASSIGNMENT

12.1 Except as provided in Section 12.2, this Agreement shall not be assigned by either party without the prior written consent of the other party, which will not be unreasonably withheld.

12.2 This Agreement is assignable to any division of Sponsor, any majority stockholder of Sponsor, or any subsidiary of Sponsor in which fifty-one percent of the outstanding stock is owned by Sponsor and to any purchaser of all or substantially all of Sponsor’s assets relating to the subject matter of this Agreement; provided, that, Sponsor provides written notice of such assignment or sale to University and the assignee or buyer agrees to assume the obligations of Sponsor hereunder.

ARTICLE 13 - AGREEMENT MODIFICATION

Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and signed by the authorized representatives of the parties hereto.

ARTICLE 14 - CONFIDENTIALITY

14.1 University and Sponsor agree to use the confidential and proprietary information and data acquired from each other and identified as such at the time of disclosure (“Confidential Information”) only in the performance of the Project and as otherwise contemplated under this Agreement and not to disclose to any third party, during the period of this Agreement and for a period of five (5) years thereafter, any such Confidential Information of the other party. Confidential Information shall be disclosed in writing or, if disclosed orally, reduced to writing within ten (10) business days of disclosure.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

14.2 The obligation to protect Confidential Information shall not apply to any information that: (i) is or becomes a part of the public domain through no act or omission of the receiving party; (ii) was in the receiving party’s lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (iv) is independently developed by the receiving party without reference to the other party’s Confidential Information; (v) is released with written consent of the disclosing party; or (vi) is disclosed by operation of law, provided, however, that the non-disclosing party be given an opportunity to oppose such disclosure.

ARTICLE 15 - NOTICES

Notices hereunder shall be deemed made upon receipt if given by registered or certified mail, postage prepaid, or sent via nationally recognized overnight courier, and addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing:

If to Sponsor:	Nanoflex Power Corporation
17207 N. Perimeter Drive, Suite 210
Scottsdale, AZ 85255 ATTN: Mark Tobin

If to University:	University of Michigan
Office of Research and Sponsored Projects
3003 S. State St., 1- Floor
Ann Arbor, MI 48109-1274

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

ARTICLE 16 — CONFLICT OF INTEREST

This research is subject to a conflict of interest management plan due to the involvement of University employees with the Sponsor. Sponsor agrees to cooperate with the University in complying with the management plan as requested.

AGREED TO:		AGREED TO:

NANOFLEX POWER CORPORATION		THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Mark Tobin	By:	/s/ Peter J. Gerard
Name (Printed):	Mark Tobin	Name (Printed):	Peter J. Gerard
Title:	Chief Financial Officer	Title:	Associate Director
Grants and Contracts

Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Appendix A

16-PAFD6416

GaAs Research and Development

Principal Investigator:

Prof. Stephen Forrest, PhD

University of Michigan

2237 EECS, 1301 Beal Avenue

Ann Arbor, MI 48109

stevefor@umich.edu

Project Description:

University of Michigan (UM, Prof. Stephen Forrest), has created a transformation in the cost of thin-film single junction GaAs cells using a non-destructive epitaxial lift-off process (ND-ELO) that allows for the virtually unlimited reuse of the original GaAs substrate. Importantly, the UM team has demonstrated the ability of ND-ELO to eliminate the expensive and time consuming conventional ELO steps of an intermediate “handle” that is used to grasp the wafer during the liftoff process, and then transfer the active layers for gluing to its fmal host substrate. Furthermore, ND-ELO completely eliminates the highly problematic cost-intensive and destructive chemo-mechanical polishing of the parent wafer to prepare it for re-use. The ND-ELO process bonds the highly flexible active solar layers directly to the host Kapton substrate without brittle adhesives, resulting in a lighter and truly flexible device. Furthermore, our team has developed early stage GaAs prototypes utilizing the ND-ELO processing cost breakthrough in combination with integrated lightweight, very low profile (2 cm high) mini-parabolic concentrators, which do not require active solar tracking. Our technology and processes have shown strong promise and potentially lead to a transformational change in the cost of GaAs solar films. Specifically, these cost breakthroughs enable entry into terrestrial applications that are not well-served by Silicon-based photovoltaics.

During the proposed project, our ND-ELO process will be validated by fabricating solar cells after multiple cycles of ND-ELO, and ensuring that the cycle-to-cycle performance variation differs by no more than 10% throughout the process.

*** Furthermore, we will develop a scalable CPC technology for dramatically reducing potential costs of GaAs cells.

*** All device processing and characterization both with and without CPCs will be carried out at UM.

Statement of Work

●	Demonstrate multiple lift-offs of GaAs epitaxy ***
●	Develop CPC fabrication technology that will allow for continuous production of CPC arrays.
●	Fully characterize all fabrication technologies and resulting devices for performance.
●	Work with NanoFlex Power to attract external funds from industry and government sources.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

NanoFlex Power Corporation – GaAs Research and Development

Budget

	Year 1	Year 2	Year 3	Total
Expense Category	5/1/16 – 4/30/17	5/1/17 – 4/30/18	5/1/18 – 4/30/19	5/1/16 – 4/30/19
Salary
Prof. Stephen Forrest	***	***	***	***
***, Calendar Year
Postdoctoral Research Fellow	***	***	***	***
***, Calendar Year
Administrative Assistant	***	***	***	***
***, Calendar Year
Graduate Student Research Assistant	***	***	***	***
1 @ ***, Full Year

Subtotal Salaries and Wages	***	***	***	***
Staff Benefits @ 25%	***	***	***	***
SUBTOTAL SALARIES AND BENEFITS	***	***	***	***

Student Tuition
0.5 GSRA @ 2 terms/year based on non-candidate rate ($10,822/term)	***	***	***	***

Materials and Supplies	***	***	***	***

LNF Laboratory Usage	***	***	***	***

Equipment	***	***	***	***

Total Direct Costs UM	107,903	108,105	108,316	324,324
Total Modified Direct Costs (less tuition, equipment)	76,540	76,174	75,788	228,502
Total Indirect Costs @ 55.0%	42,097	41,895	41,684	125,676
Total Costs	150,000	150,000	150,000	450,000

Budget Justification

Salaries: Salary support is being requested for Professor Stephen Forrest (PI) at *** of his calendar year salary, (currently *** ) for the duration of the project. This level is commensurate with the effort needed to accomplish the proposed work. Prof. Forrest, as the Principal Investigator, will oversee and manage all aspects of this project.

Salary support is being requested for one postdoctoral researcher at *** of a calendar year salary (currently *** ) for the duration of the project. Support is also requested for one doctoral student (GSRA) at *** appointment level for the duration of the project. Current University of Michigan graduate student salary rates can be found at: http://orsp.umich.edu/proposals/students/gsra.html.

Support is also requested for administrative support at *** of a calendar year salary (currently at *** ) through the duration of the project to provide dedicated support required to facilitate planning and processing meetings, travel arrangements, executing patent paperwork, maintaining detailed financial information as well as compiling and providing information for requirements.

Salaries and wages are based upon University established rates that are comparable to others doing similar research both within and outside the University or Private Industry. An annual increment (3%) has been included each September in accordance with University of Michigan practice.

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Note: Throughout this document, certain confidential material contained herein has been omitted and has been filed separately with the Securities and Exchange Commission. Each omission has been marked with an ***.

Fringe Benefits: Fringe benefits were estimated at 25%. These estimates are based on the experience of the Electrical Engineering and Computer Science Department and the University. Actual rates will be based on the selection of benefits by personnel assigned to the project. Rates can also be found at: http://orsp.umich.edu/staff-fringe-benefits.

Graduate Student Tuition: Partial graduate student tuition has been included for one Engineering student with non-candidacy status (current rate of $10,822 per term) Tuition is typically incurred for two semesters per year per GSRA (Sep — Dec & Jan — Apr). Current rates can be found at: http://orsp.umich.edu/proposals/students/gsra.html. Annual increments of 5% have been included each September in accordance with University of Michigan practice.

Materials and Supplies: The supplies category includes funds for items such as specific lab supplies, telephone tolls, freight, and communication charges necessary to the project and dissemination of results, such as copy charges for preparation of technical presentations, posters, reports and photographic images. These expenses would relate directly to the research subject and would be used solely to benefit the project. Lab supplies include host and dopant material sets described in detail in the technical volume. Processing and testing supplies include solvents, liquid nitrogen, tweezers, wafer carriers, sample boxes, etc. used for processing, as well as electrical components, breadboards, PCBs, cables, connectors, etc. used for testing.

Laboratory - Access and usage charges for the University of Michigan’s Lurie Nanofabrication Facility (LNF) are estimated at an average of *** /month based on our past experience. Within each year, it is expected that actual costs will be significantly higher in certain periods and lower in others. Information and rate schedules are provided at the following website: http://www.lnf.umich.edu/.

Equipment: The equipment category includes partial funding for growth and processing equipment as developed during the life of this program as well as metrology equipment required.

Indirect Cost: The indirect cost rate (Facilities and Administrative Cost Rate) is 55.0% as negotiated with the Department of Health and Human Services (DHHS) effective July 1, 2015. The base used to calculate the indirect cost includes modified total direct costs consisting of all direct costs less tuition and equipment. The current indirect cost rate can be found at the following web site: http://orsp.umich.edu/proposals/budgets/indirect_costs.html.

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